AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is effective as of this 1st day of January, 2022, by and between Smead Funds Trust, a Delaware statutory trust (“Smead Funds”), Smead Capital Management, Inc., a Washington corporation (“Smead Capital”), UMB Fund Services, Inc., a Wisconsin corporation (“UMBFS”), and UMB Distribution Services, LLC, a Wisconsin limited liability company (“UMBDS”).

WHEREAS, Smead Funds and UMBFS have entered into a Transfer Agency Agreement and a Blue Sky Filing Services Agreement each dated as of November 9, 2018 (collectively, the “UMBFS Agreements”);

WHEREAS, Smead Funds and UMBDS have entered into a Distribution Agreement dated as of June 1, 2020 and an Inbound Call Management and Fulfillment Services Agreement dated November 9, 2018 (collectively, the “UMBDS Agreements”);

WHEREAS, Smead Capital and UMBDS have entered into a Side Agreement dated as of June 1, 2020 and an Agreement dated as of June 20, 2020 (collectively, the “Smead Capital Agreements”) (the UMBFS Agreements, UMBDS Agreements and Smead Capital Agreements referred to collectively herein as the “Agreements”); and

WHEREAS, the parties wish to amend the Agreements as set forth herein by entering into this Amendment.

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    The respective Schedule A of each of the Agreements shall hereby be amended and restated to include the following Funds:

Smead Value Fund

Smead International Value Fund

2.      Any reference to any Agreement shall be a reference to such Agreement as amended hereby. All rights, obligations and liabilities in respect of the Agreements shall continue to exist save as varied herein. In the event of any conflict or inconsistency between the provisions of this Amendment and the Agreements, the terms of this Amendment shall prevail. All other terms of the Agreements are hereby ratified and confirmed.

3.      This Amendment may be executed in any number of counterparts, each of which shall constitute an original but which together shall constitute one instrument.

4.     This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed in counterparts by their respective officers, thereunto duly authorized, as of the date first above written.

SMEAD FUNDS TRUST (“Smead Funds”)

By:
Cole Smead
President

SMEAD CAPITAL MANAGEMENT, INC. (“Smead Capital”)

By:
Cole Smead
President

UMB FUND SERVICES, INC. (“UMBFS”)

By:
Maureen A. Quill
Executive Vice President

UMB DISTRIBUTION SERVBICES, LLC (“UMBDS”)

By:
Scott Schulenburg
President

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